                                                     NATIONAL GRID USA COMPANIES'
                                                      DEFERRED COMPENSATION PLAN

                                                          Executed June 15-18, 1979
                                                          Amended October 12, 1982
                                                          Amended July 31, 1984
                                                          Amended May 13, 1985
                                                          Amended December 8, 1986
                                                          Amended November 24, 1992
                                                          Amended January 1, 1995
                                                          Amended October 24, 1995
                                                          Amended October 15, 1996
                                                          Amended November 26, 1996
                                                          Amended November 24, 1997
                                                          Amended February 28, 1998
                                                          Amended February 23, 1999
                                                          Amended and Restated December 6, 2001

                                                           TABLE OF CONTENTS

                                                     NATIONAL GRID USA COMPANIES'
                                                      DEFERRED COMPENSATION PLAN

I.   PURPOSE; EXISTING BENEFITS

         The purpose of the National Grid USA Companies' Deferred Compensation Plan, previously entitled the New England Electric
Companies' Deferred Compensation Plan, (the Plan) is to enable executives to better plan the timing of their receipt of income by deferring compensation in accordance with Federal tax statutes.  The Plan was first executed in June of 1979, and has been amended on several occasions since.  The Plan is being further amended and restated effective as of the date of consummation of the merger of
New England Electric System and National Grid Group plc, in order to provide for the operation of the Plan thereafter.  Deferrals made under previous versions of the Plan are to receive benefits under, and are controlled by, the terms of such versions.

II.      DEFINITIONS
         2.01     Actuarial Value will be determined by using: (1) the most recent interest rate used by the actuary for the Qualified
Plan in determining the annual SFAS 87 expense for the Qualified Plan; and (2) the 83GATT Mortality Table.

         2.02     ADR means American Depositary Receipt of National Grid Group plc, or its successor, as traded on the New York Stock
Exchange.  The value of one ADR is the closing price as reported in the Wall Street Journal on the date of determination.

         2.03     Annual Incentive Share Award means the Annual Incentive Share Award under the National Grid USA Companies' Incentive
Share Plan (Incentive Share Plan), as amended from time to time.

         2.04     Beneficiary means any person designated in writing by a Participant (which designation may be changed from time to time) to receive benefits under the Plan payable upon death of the Participant.  Unless otherwise designated, the Beneficiary will be the beneficiary under the Participant's Group Life Insurance enrollment and insurance provided, in whole or in part, by the
Employer.  If there is no designated Beneficiary alive when the Participant dies, the benefit shall be paid to the estate of the
Participant.

         2.05     Benefits Administrator means the National Grid USA executive officer responsible for the Human Resource function or his/her designee.

         2.06     Benefits Appeal Committee means the Benefits Appeal Committee established in accordance with the Qualified Plan.

         2.07     Board means the Board of Directors of National Grid Group plc or its successor.

         2.08     Cash Bonus means the total compensation awarded a Participant under the Incentive Compensation Plan, as amended from time to time.

         2.09     CEO means the Chief Executive Officer of National Grid USA.

         2.10     CFO shall mean the National Grid USA Chief Financial Officer, or his/her designee.

         2.11     Change in Control occurs when the conditions set forth in any of the following sections shall have been satisfied:

         (a)      any person or persons in concert obtains Control (as defined in Section 840 of the United Kingdom's Income and
                  Corporation Taxes Act 1988) of National Grid Group plc as a result of making a general offer to acquire shares in
                  National Grid Group plc, or having obtained Control, makes such an offer; or

         (b)      the consummation of the sale or disposition by National Grid Group plc of all or substantially all of the assets of
                  National Grid USA to a non-affiliated entity; or

         (c)      the complete liquidation, dissolution or winding up of National Grid Group plc and/or of National Grid USA.

         A Change in Control shall not be deemed to have occurred if the events referred to above are part of an arrangement ("a
Reorganisation") which will mean that National Grid Group plc and/or National Grid USA will be under the Control of another company or the business of National Grid Group plc is carried on by another company, and the persons who owned the shares in National Grid
Group plc immediately before the Change in Control will immediately afterwards own more than 50% of the shares in that other company.

         2.12     Compensation means

         (a)      the monthly base pay (including any amount deferred hereunder) of a Participant,

         (b)      any Incentive Compensation whether in cash or ADRs, and

         (c)      any other bonuses specifically designated by the Employer, National Grid USA, or the Board at the time of a
                  Participant's deferral election as being deferrable under the terms of the Plan.

         2.13     Deemed Investments means the proxy funds, established in accordance with Section 4.03, by which a Participant's
Account will be adjusted and valued from time to time.

         2.14     Deferral Match means the amount contributed by the Employer pursuant to Section 4.02.

         2.15     Deferred Compensation means the Compensation of a Participant deferred in accordance with the terms of the Plan.

         2.16     Deferral Unit means an insurance related investment unit established under prior provisions of the Plan.

         2.17     Disability means a physical or mental condition of the Participant which, based on satisfactory medical evidence, is believed to be permanent and to render the Participant unfit to perform duties for an Employer.

         2.18     Election Period is the 365-day period following (a) the mailing of the notice to the Participant of his/her eligibility to make an election due to a Change in Control or a Major Transaction or (b) Termination of Service, as applicable.

         2.19     Employer is the National Grid USA subsidiary which pays the base pay or fees of the Participant.

         2.20     Incentive Compensation means the total cash compensation awarded a Participant under National Grid USA Companies'
Incentive Compensation Plan, as amended from time to time (Incentive Compensation Plan), the total number of ADRs awarded a
Participant under the Share Plan, and any other incentive compensation designated by the Board for the CEO and/or the Chairman of
National Grid USA, or by the CEO for the remaining Participants as deferrable at the time of award.

         2.21     Incentive Thrift Plan means The National Grid USA Companies' Incentive Thrift Plan I, as amended from time to time.

         2.22     A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following sections shall have been satisfied:

         (a)    any person becomes bound or entitled to acquire shares in National Grid Group plc under Sections 428 to 430F of the
                United Kingdom's Companies Act 1985, or a scheme of arrangement or compromise under Section 425 of the United
                Kingdom's Companies Act 1985 is proposed for National Grid Group plc, or

         (b)    National Grid Group plc's shareholders approve the sale or disposition of all or substantially all of the assets of
                National Grid Group USA to a non-affiliated entity, or

         (c)    National Grid Group plc passes a resolution for voluntary winding up, or an order is made for the compulsory winding up of National Grid Group plc and/or National Grid USA or

         (d)    The shareholders of National Grid Group plc, approve an event the consummation of which would result in the occurrence of a Change in Control, or

         (e)    The Board adopts a resolution that, for purposes of the Incentive Compensation Plan, a Major Transaction has occurred.

        A Major Transaction shall not be deemed to have occurred if the events referred to above are part of an arrangement ("a Reorganisation") which will mean that National Grid Group plc and/or National Grid USA will be under the Control of another company or the business of National Grid Group plc is carried on by another company, and the persons who owned the shares in National Grid Group plc immediately before the series of transactions are consummated will immediately after consummation own more than 50% of the shares in that other company.

         2.23     Other Plans means National Grid USA Companies' Executive Supplemental Retirement Plan, National Grid USA Companies
Retirement Supplement Plan, National Grid USA Companies' Incentive Compensation Plan, and National Grid USA Companies' Incentive
Share Plan, all as amended from time to time.

         2.24     Participant means a Participant in the Incentive Compensation Plan and the Incentive Share Plan.

         2.25     Participant's Account or Account means the Deemed Investments established and accounted for on behalf of a
Participant pursuant to Paragraph 4.04.

         2.26     Plan means the National Grid USA Companies' Deferred Compensation Plan, as amended from time to time.

         2.27     Plan Year means a twelve month period beginning on April 1 of any year.

         2.28     Qualified Plan means the National Grid USA Companies' Final Average Pay Pension Plan.

         2.29     Related Plan Year means, for deferrals under subsection 4.01(A)(i), the Plan Year in which the Compensation was earned; and for deferrals under subsection 4.01(A)(ii) or (iii), the Plan Year upon which the Incentive Compensation is based.

         2.30     Termination of Service means the date upon which a Participant is neither (i) employed by an Employer nor (ii) a member of the Board or the Board of Directors of  National Grid USA.

         2.31     Vested meansa Participant has satisfied the requirements for 100% vesting in his/her accrued benefits under the
Qualified Plan.

III.     ADMINISTRATION
         3.01     Benefits Administrator.  The Plan shall be administered by the Benefits Administrator, who shall have full discretionary power to administer the Plan in all of its details, provided however, determinations affecting the Benefits
Administrator, individually, shall be made by the CEO.  Any interpretations of the Plan or other determinations with respect to the
Plan by the Benefits Administrator or the CEO, as applicable, shall be binding and conclusive on all persons in the absence of clear and convincing evidence that the Benefits Administrator or the CEO, as applicable, acted arbitrarily and capriciously.

         3.02     Minors, Etc.  If a minor, person declared incompetent, or person incapable of handling the disposition of his/her property is entitled to receive a benefit, make an application, or make an election hereunder, the Benefits Administrator may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person.  Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Plan, the Benefits Administrator, the Benefits Appeal Committee, the
Employers, the Board, National Grid Group plc, and/or National Grid USA and any predecessor thereof or successor thereto from all liability with respect thereto.

         3.03     Proof.  The Benefits Administrator may require proof of the death, Disability, incompetence, minority, or incapacity of any Participant or Beneficiary, and of the right of a person to receive any benefit or make any application or election.

         3.04     Denied Claims.

         (a)      If an application for payment of a benefit under the Plan shall be denied, the Benefits Administrator shall:

                  (i)      notify the claimant within a reasonable time of such denial, setting forth the specific reasons therefor;
                           and

                  (ii)     afford the claimant a reasonable opportunity for a full and fair review by the Benefits Appeal Committee of the decision denying the claim.

         (b)      The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

                  (i)      identification of pertinent provisions of the Plan;

                  (ii)     such additional information as may be relevant to denial of the claim;

                  (iii)    an explanation of the claims review procedure; and

                  (iv)     advice that the claimant may request an opportunity to review pertinent plan documents and submit a statement of issues and comments.

         (c)      Within 60 days following advice of denial of a claim, upon request made by the claimant for a review of such denial, the Benefits Appeal Committee shall take appropriate steps to review the Benefit Administrator's decision in light of any further information or comments submitted by the claimant.  The Benefits Appeal Committee may hold a hearing at which the claimant may present in writing the basis of his or her claim for review.

         (d)      The Benefits Appeal Committee shall render a decision within a reasonable time (not in excess of 120 days) after the claimant's request for review and shall advise the claimant in writing of its decision, specifying its reasons and identifying the appropriate provisions of the Plan.  The decision of the Benefits Appeal Committee shall be final and conclusive upon the
Participant, the Benefits Administrator and all other interested parties.

         3.05     Liability for Acts.  No member or officer of the Board or the Benefits Appeal Committee or their designated representatives, nor the Benefits Administrator, the CEO, nor any Employer or its employees shall be liable for any error of omission or commission unless such error results from its, his/her own gross negligence, willful misconduct, or lack of good faith; nor shall any such party be liable for any act of gross negligence, willful misconduct, or lack of good faith of any other such party.

         3.06     Indemnity and Insurance The Benefits Administrator, the CEO, the CFO and any other employee who assisted the
Benefits Administrator, the Benefits Appeal Committee or an Employer in administrating the Plan; the members and officers of the
Benefits Appeal Committee, the Board, and the Board of Directors of National Grid USA shall be insured and indemnified by the
Employers, jointly and severally, against any and all liabilities, damages, costs and expenses (including attorney's fees) occasioned by any act or omission to act in connection with the Plan, if such acts or omissions to act are in good faith.

         3.07     Participant List.  The Benefits Administrator shall be responsible for maintaining an up-to-date list of the
Participants with copies to the CEO and Benefits Appeal Committee.

IV.  OPERATION OF THE PLAN

         4.01     Deferral Election.

         (A)      Form of Election.  A Participant may elect to defer Compensation, as defined in Section 2.12 above, as follows:

                  (i)      A Participant may elect to have his or her 2.12(a) Compensation reduced by any percentage - not exceeding
                           15 percent.

                  (ii)     A Participant may elect to defer any whole percentage of his/her Cash Bonus or any whole percentage of his/her 2.12(c) bonus if awarded in cash.

                  (iii)    A Participant may elect to defer all of his/her Annual Incentive Share Award, or all of his/her 2.12(c)
                           bonus if awarded in ADRs, which ADR's shall be credited as Deemed Investments.

The amount of deferral under (i) may be reduced by the amount of the Participant's salary reduction contribution under the Incentive
Thrift Plan.  Elections (i) (ii) and (iii) above are not exclusive and a Participant may elect one, or any combination thereof.

         (B)      Time of Election.  Elections for deferrals shall be made annually on a specified form provided to each Participant by the Benefits Administrator.  Except as provided under this Section, elections for deferrals under subsection 4.01(A)(i) above shall be made prior to commencement of the Plan Year in which the Compensation is to be earned and elections for deferrals under subsection 4.01(A)(ii) or (iii) above shall be made prior to the Plan Year upon which any Incentive Compensation will be based.

         If an individual becomes a Participant or qualifies for a new form of Incentive Compensation during a Plan Year, he/she may, at that time, elect, prior to receipt of the related 2.12(a) Compensation or award of 2.12(b) or (c) Compensation to defer said
Compensation received or earned in that or a succeeding Plan Year.

         If a Participant fails to complete an election form for any given Plan Year, no Compensation or Incentive Compensation will be deferred for said Plan Year.

         4.02     Deferral Match.  The Employer shall add to the Participant's Account, in the form of an ADR Deemed Investment an amount equal to the difference between the employer contributions actually made on behalf of the Participant under the Incentive
Thrift Plan and the amount that would have been made had the Participant's compensation under that plan not been restricted under
Section 4.01(a)(17) of the Internal Revenue Code.  Deferral Match contributions will be made at such time or times as the monies would otherwise have been paid as employer contributions under the Incentive Thrift Plan.

         4.03     Deemed Investments.  From time to time, the CFO shall establish a selection of Deemed Investments.  A Participant's
Account will be deemed invested from among those funds made available by the CFO.  Said Deemed Investments will be used to adjust the balance of each Participant's Account.  The available Deemed Investments may be changed from time to time by the CFO.

         In the manner and at the times determined by the Benefits Administrator, each Participant's Account will be adjusted (up or down depending upon the performance of the Deemed Investment) to reflect the performance of the Participant's Deemed Investments.

         4.04     Participants Account.  Deferrals shall initially be allocated to the Deemed Investment selected by the Participant at the time he/she makes an election for the related deferral and shall be placed in the Participant's Account on the date the cash or ADRs would otherwise have been paid or awarded the Participant.  Upon each declaration of cash dividends, if any, if the
Participant has ADRs as part of his/her Deemed Investments, the Participant's Account shall be credited with dividends in an amount equal to the number of ADRs held as of the ex-dividend date times the amount of such declared dividend.  The total dividend paid will be credited in ADRs on the dividend paid date by dividing the total dividend paid by the closing price of ADRs on the paid date.
The Participant may reallocate among funds in accordance with Section 4.05 below.  The Participant Account for each Participant shall continue to reflect the Deemed Investments applicable under the prior provisions of the Plan, unless the Participant elects an alternative Deemed Investment in accordance with the terms of the Plan.

         4.05     Reallocation of Accounts.  A Participant may reallocate his/her Account once a quarter among the then available
Deemed Investments.  The CFO, may in his/her sole discretion, at any time, alter, amend, or terminate such reallocation rights.

         If any Deemed Investment is eliminated, any affected Participant will be afforded an opportunity to elect another Deemed
Investment(s) for the related values in his/her Participant Account.  If no election has been received at the time of such elimination, the value in the Participant's Account shall be placed in the Deemed Investment having the greatest security as to principal.

         4.06     Payment of Balances.

         (A)      Election of Time of Payment.

                  (i)      At the time of electing to defer Compensation, in accordance with subsection 4.01(A) above, the Participant shall also elect whether to receive payment after ten years or upon Termination of Service on or after the date when the Participant could first commence receiving benefits under the Qualified Plan.

                  (ii)     Six months or more prior to the scheduled commencement of payment(s), or later if Termination of Service is unplanned, (but not after commencement of payments), a Participant, who has previously elected to receive payment on the date when he or she could first commence receiving benefits under the Qualified Plan, may request the Benefits Administrator, at his/her sole discretion, to approve a change in the payout schedule to either a lump sum payment, or three, five, or ten annual payments commencing with the first payment of benefits under the Qualified Plan.  In the event the election involves the Benefits Administrator, the determination shall be made by the CEO.

         (B)      Payments After Ten Years.  If the Participant has elected payment after ten years, the full related Participant
Account balance shall be paid in a lump sum payment as soon as practicable after the close of the tenth anniversary of the close of the Related Plan Year.

         (C)      Payments at Retirement.  If the Participant has elected payment on the date when he/she could first commence receiving benefits under the Qualified Plan, the Participant's full Account balance shall be paid either in three, five, or ten annual payments, commencing on such date, or in a lump sum payment.

         (D)      Payments Upon Termination of Service

                  Regardless of the payment election previously made by the Participant, the full Account balance of a Participant who is not Vested under the Qualified Plan shall be paid as soon as practicable after a Termination of Service.

         Regardless of the payment election previously made by the Participant, following Termination of Service, a Participant who is Vested in the Qualified Plan may elect to receive as soon as practical, in lieu of any future benefits, a lump sum payment of his/her full Account balance and the Actuarial Value of the maximum value of future benefits from deferral units, all less 10%.

         (E)      Payment Upon Change in Control.  In the event of a Major Transaction or a Change in Control, regardless of the payment election previously made by the Participant, a Participant, whether terminated or active, may elect at any time during the
Election Period to receive, in lieu of any future benefits hereunder, a lump sum payment of his/her full Account balance and the
Actuarial Value of the maximum value of future benefits from Deferral Units, all less 10%.  Said lump sum payment shall be paid to the Participant no later than 30 days after receipt by the Benefits Administrator of the Participant's election.  The Employer of each Participant at the time (or at termination, if applicable) shall, as soon as practicable after a Major Transaction or a Change in Control advise the Participant of his/her rights under this paragraph.

         (F)      Hardship Payments.  Prior to a Participant's Termination of Service (or completion of a subsection 4.06(C) payment stream, if applicable), the Benefits Administrator shall have the power and discretion to make a payment to such Participant from his or her Participant Account at any time if the Benefits Administrator determines that the Participant is suffering from a serious financial emergency resulting from circumstances beyond the Participant's control which would cause a hardship to the Participant unless such payment was made.  Payments will be made first from the Deemed Investments not in Deferral Units, then from Deferral
Units.  Benefits otherwise payable from a partially liquidated Deferral Unit shall be based upon their Actuarial Value, for the payment made.  No payments will be made on account of Deferral Units for which a split-dollar option has been elected under prior provisions of the Plan.

         Any such hardship payment will be in a lump sum payment and will not exceed the lesser of (i) the amount necessary to satisfy the hardship situation or (ii) the Participant's Account balance.

         Any hardship request made by the Benefits Administrator on behalf of him/herself, shall be determined by the CEO.

         (G)      Dissolution of Employer. In the event of dissolution, liquidation, or winding up of the business of the Employer or
National Grid USA, whether voluntary or involuntary, the Participant shall receive, at the time of such event, a lump sum payment equal to the balance in his/her Account to the extent not in Deferral Units and the Actuarial Value of the maximum value of future benefits from Deferral Units, unless National Grid USA or National Grid Group plc, or their successors (as applicable) have assumed all the rights, duties, and obligations of the Employer or National Grid USA hereunder.

         (H)      Death or Disability.  In the event of the Participant's death, the full Account balance to the extent not in
Deferral Units shall be distributed to the Beneficiary as soon as practicable.

         At the request of the Participant following his/her Disability, and subject to the approval of the Benefits Administrator, all or any portion of the Account balance, to the extent not in Deferral Units, shall be distributed to the Participant as soon as practicable.  Any such disability request made by the Benefits Administrator on behalf of him/herself shall be determined by the
CEO.

         (I)      Form of Payments.  All distributions from the Plan shall be in cash.

         4.07     No Segregation of Assets.  The rights of a Participant under the Plan shall be those of a general, unsecured creditor of the Employer.  The Employer shall not be required to set aside or segregate any assets of any kind to meet any obligations under the Plan.  All obligations of the Employer shall be reflected by bookkeeping entries only.  The Participants shall have no rights under the Plan to any specific assets of the Employer (including any equity interests in the parent company or any securities reflective of Deemed Investments purchased by the Employer to reflect its obligation hereunder) and ownership of any insurance policies relating to Deferral Units shall remain with the Employer.

         4.08     Failure of Payments.  Any provision of the Plan to the contrary notwithstanding, if (i) an Employer shall fail to make any payment to any Participant when due under the Plan or (ii) any employer or company shall fail to make any payments to any
Participant due under any of the Other Plans, each Participant shall be paid immediately a lump sum payment equal to the balance of his/her Participant Account to the extent not in Deferral Units (and the Actuarial Value of the maximum value of future benefits from
Deferral Units).  If any employer or company shall fail to make a payment as provided in (i) or (ii) due to inadvertence or a good faith delay to permit processing and shall immediately upon discovery of such failure or delay make such payment in full, the original failure to make the payment or payments shall not, for the purposes of this paragraph, be a failure to make a payment.  If any employer or company shall, in good faith, contest a claim by a Participant under the Plan or any of the other  Plans, the failure to make the contested payment or payments shall not, for the purpose of this paragraph, be a failure to make a payment.

         Subject to any necessary regulatory approvals, if the Employer does not make the aforesaid payment, National Grid USA will make the payment.  If National Grid USA fails to make the payment, National Grid Group plc will make the payment.

V.       AMENDMENT OR TERMINATION

         5.01     Right to Amend or Terminate.  The CEO may amend or terminate the Plan at any time; provided, however, that no such action shall affect any right or obligation with respect to any Compensation previously earned; and, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made to the Plan (1) as it existed on March 22, 2000 for a three year period ending on March 22, 2003 and (2) for three years following a Change in Control, and provided further, no such modification or cancellation shall affect any Participant's Account balance.  Notwithstanding the foregoing if the CEO, or his/her designee, in his/her sole discretion, determines that (a) changes in Federal income tax statutes, rules, or regulations applicable to the Plan, (b) changes in the Federal tax rate paid by the Employers, or (c) the application or potential application to the Plan of Section 406 of Title I of the Employee Retirement Income Security Act of 1974 make it advisable, existing
Deferral Units may be modified or canceled as long as no such modification reduces the then established retirement income or death benefit of a Participant who has had a Termination of Service (but it may reduce or eliminate any subsequent increases in either or both).

VI.      GENERAL PROVISIONS

         6.01     Nonalienation of Benefits.  Except as provided in the split-dollar option under prior provisions of the Plan, a
Participant shall not have the right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments under the Plan, which payments and the right thereto shall be nonassignable and nontransferable, whether voluntarily or involuntarily except to the extent of a court ordered domestic relations adjustment.

         6.02     No Implied Rights.  Neither the Plan nor the making of payments or purchases of insurance by an Employer shall be construed to create any obligation upon an Employer to continue the Plan except as otherwise provided herein, or to continue purchases of insurance or to give any present or future employee any right to continued employment.

         6.03     Government Regulations.  It is intended that the Plan will comply with all applicable laws and governmental regulations, and neither an Employer nor National Grid USA shall be obligated to perform any obligation hereunder in any case where, in the opinion of the Employer's counsel, such performance would result in violation of any law or regulation.

         6.04     Effectuation of Interest.  In the event it should become impossible for , National Grid USA, the Employers, the CEO, the Benefits Administrator or the Benefits Appeal Committee to perform any act required by the Plan, , National Grid USA, the
Employers, the CEO, the Benefits Administrator or the Benefits Appeal Committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.

         6.05     Copy of Plan.  An executed copy of the Plan shall be available for inspection by a Participant or other persons entitled to benefits under the Plan at reasonable times, by request through the Benefits Administrator.

         6.06     Headings.  The headings of articles and sections of the Plan are for convenience of reference only.

         6.07     Gender and Number.  Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words as "herein", "hereinafter", "hereof", and "hereunder" shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

         6.08     Separability.  If any term or provision of the Plan, as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

         6.09     Applicability.  All provisions of the Plan shall be uniformly applicable to all Participants.

         6.10     Governing Law.  Except as otherwise required by law, the Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Massachusetts.

         6.11     Effective Date.  This amendment and restatement shall be effective as of April 1, 2000.

The Plan is hereby adopted on December 6, 2001 acknowledging that such amendment and restatement took effect as of April 1, 2000.

                                                     ____________________________
                                                     Chief Executive Officer
                                                     National Grid USA